SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Europe Fund shareholders were asked to vote on three separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., approval of the new Sub-Advisory Agreement for the fund with Scudder Investments (U.K.) Limited and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For     Against   Abstain
      2,191,679  40,328    96,886

2) To approve the new Sub-Advisory Agreement for the fund with Scudder Investments (U.K.). This item was approved.

         For     Against   Abstain
      2,170,628  35,545    122,720

3) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment Objectives

         For     Against   Abstain
      1,930,397  125,876   214,546

Investment policies

         For     Against   Abstain
      1,934,768  121,506   214,546

Diversification

         For     Against   Abstain
      1,932,895  123,379   214,546

Borrowing

         For     Against   Abstain
      1,934,941  121,756   214,123

Senior securities

         For     Against   Abstain
      1,938,335  117,939   214,546

Concentration

         For     Against   Abstain
      1,938,335  117,939   214,546

Underwriting of securities

         For     Against   Abstain
      1,937,028  119,245   214,546

Investment in real estate

         For     Against   Abstain
      1,937,442  118,832   214,546

Purchase of commodities

         For     Against   Abstain
      1,935,415  120,859   214,546

Lending

         For     Against   Abstain
      1,935,117  121,156   214,546

Margin purchases and short sales

         For     Against   Abstain
      1,933,604  122,670   214,546

Pledging of assets

         For     Against   Abstain
      1,935,027  121,246   214,546

Pledging of securities

         For     Against   Abstain
      1,938,147  118,126   214,546

Purchases of options and warrants

         For     Against   Abstain
      1,933,711  122,562   214,546



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